Exhibit 99.1

Editorial Contact:	Investor Contact:
Mary Camarata	Marshall Mohr
Adaptec, Inc.	Adaptec, Inc.
408-957-1630	408-957-6773
mary_camarata@adaptec.com	marshall_mohr@adaptec.com

ADAPTEC REPORTS FIRST QUARTER FY 2006 RESULTS

•  Q1 revenue of $98.4 million GAAP; $105.9 million Non-GAAP

•  Loss per Share: ($0.32) GAAP; ($0.13) Non-GAAP

MILPITAS, Calif., July 28, 2005 - Adaptec, Inc. (NASDAQ: ADPT), a global leader in storage solutions, today reported its financial results for the first quarter of its fiscal year 2006 ended June 30, 2005.

Net revenue on a generally accepted accounting principles (GAAP) basis for the first quarter of fiscal 2006 was $98.4 million, compared with $115.5 million for the first quarter of fiscal 2005 and $111.2 million for the fourth quarter of fiscal 2005. Non-GAAP net revenue for the first quarter of fiscal 2006 was $105.9 million, compared with $115.5 million for the first quarter of fiscal 2005 and $111.2 million for the fourth quarter of fiscal 2005. The GAAP results for the first quarter of fiscal 2006 included asset impairment charges totaling $15.5 million related to the IBM I/P Series RAID business, of which $7.5 million reduced GAAP net revenue and $8.0 million was included in GAAP operating expenses.

The GAAP net loss for the first quarter of fiscal 2006 was ($36.0 million) or ($0.32) per share, compared with net income of $0.01 million, or $0.00 per share, for the first quarter of fiscal 2005 and net loss of ($159.5 million) or ($1.43) per share, for the fourth quarter of fiscal 2005. The non-GAAP net loss for the first quarter of fiscal 2006 was ($14.3 million), or ($0.13) per share, compared with net income of $6.4 million, or

$0.05 per share, for the first quarter of fiscal 2005 and net loss of ($4.5 million), or ($0.04) per share, for the fourth quarter of fiscal 2005.

A complete reconciliation between GAAP net revenue and net loss and non-GAAP net revenue and net loss for the first quarter of fiscal 2006, is provided in the attached tables.

“Adaptec President Sundi Sundaresh and I are working to restore Adaptec to a position where it is delivering shareholder value,” said Adaptec Interim Chief Executive Officer, D. Scott Mercer. “Currently, we are engaged in a thorough analysis of all of Adaptec’s businesses and operations. While the company has some significant challenges that we need to overcome, it also has many strengths and a great foundation that we will leverage as we move forward in the coming months.”

Conference Call

The Adaptec FY 2006 first-quarter earnings conference call is scheduled for 1:45 p.m. PDT on July 28, 2005. Individuals may participate via webcast by visiting www.adaptec.com/investor 15 minutes prior to the call. A telephone replay will be made accessible through August 11, 2005, at (706) 645-9291 with access code 6136495. A webcast replay will also be available via the Adaptec Web site at www.adaptec.com/investor.

About Adaptec

Adaptec, Inc. (NASDAQ: ADPT) provides trusted storage solutions that reliably move, manage, and protect critical data and digital content. Adaptec’s software and hardware-based solutions are delivered through leading Original Equipment Manufacturers (OEMs) and channel partners to provide storage connectivity, data protection, and networked storage to enterprises, government organizations, medium and small businesses, and consumers worldwide. Adaptec is an S&P Small Cap 600 Index member. More information is available at www.adaptec.com.

###

Safe Harbor Statement

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding future events or the future performance of Adaptec including, but not limited to, statements regarding the ability of delivering shareholder value.  These forward-looking statements are based on current expectations, forecasts and assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks include: product development and delivery challenges associated with the Vitesse and ServerEngines alliances; challenges in fulfilling responsibilities under the expanded relationship with IBM; difficulty in forecasting the volume and timing of customer orders; reduced demand in the server, network storage and desktop computer markets; our target markets’ failure to accept, or delay in accepting, network storage and other advanced storage solutions, including our SAS, SATA and iSCSI lines of products; decline in consumer acceptance of our current products; the timing and volume of orders by OEM customers for storage products; our ability to control and manage costs associated with the delivery of new products; the adverse effects of the intense competition we face in our business, and the continued effects of the current economic slowdown in the technology sector. For a more complete discussion of risks related to our business, reference is made to the section titled “Risk Factors” included in our Annual Report on Form 10-K for the year ended March 31, 2005, on file with the Securities and Exchange Commission, and to the additional reports that we will file with the Securities and Exchange Commission in 2005. Adaptec assumes no obligation to update this information.

Adaptec, Inc.

GAAP Condensed Consolidated Statements of Operations and

Reconciliation of GAAP to Non-GAAP Operating Results (*)

(unaudited)

	Three-Month Period Ended
	June 30, 2005				June 30, 2004
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
	(in thousands, except per share amounts)

Net revenues	$98,398	$7,497	(a)	$105,895	$115,502	$—		$115,502
Cost of revenues	77,947	(181	)(b)	77,766	65,134	—		65,134
Gross profit	20,451	7,678		28,129	50,368	—		50,368
Operating expenses:
Research and development	25,779	(422	)(b)	25,357	25,388	(769	)(c)	24,619
Selling, marketing and administrative	19,234	(955	)(b)	18,279	18,936	(36	)(c)	18,900
Amortization of acquisition-related intangible assets	4,892	(4,892	)(d)	—	2,929	(2,929	)(e)	—
Write-off of acquired in-process technology	—	—		—	3,000	(3,000	)(f)	—
Restructuring charges	40	(40	)(g)	—	819	(819	)(g)	—
Other charges	8,010	(8,010	)(a)	—	—	—		—
Total operating expenses	57,955	(14,319)		43,636	51,072	(7,553)		43,519
Income (loss) from operations	(37,504)	21,997		(15,507)	(704)	7,553		6,849
Interest and other income	3,608	86	(h)	3,694	1,843	1,250	(i)	3,093
Interest expense	(972)	—		(972)	(1,122)	—		(1,122)
Income (loss) before income taxes	(34,868)	22,083		(12,785)	17	8,803		8,820
Provision for income taxes	1,105	395	(j)	1,500	7	2,463	(j)	2,470
Net income (loss)	$(35,973)	$21,688		$(14,285)	$10	$6,340		$6,350

Net income (loss) per common share:
Basic	$(0.32)			$(0.13)	$0.00			$0.06
Diluted	$(0.32)			$(0.13)	$0.00			$0.05

Shares used in computing net income (loss) per share:
Basic	112,445	—		112,445	109,840	—		109,840
Diluted	112,445	—		112,445	111,536	19,225	(k)	130,761

(*) To supplement our consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), we use non-GAAP measures of operating results, net income/(loss) and earnings per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses.  These non-GAAP measures are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future.  Specifically, we believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses, gains and losses that we believe are not indicative of our core operating results.  In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for assessing our performance, allocating resources and planning and forecasting future periods. The non-GAAP information is presented using consistent methodology from quarter-to-quarter and year-to-year. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

(a) Impairment of the IBM i/p Series RAID business of $15.5 million, of which $7.5 million and $8.0 million was recorded against “Net revenues” and “Other charges,” respectively.

(b) Management incentive program of $1.3 million with the Snap Appliance acquisition (acquired in July 2004) and deferred compensation expense related to assumed stock options of $0.3 million associated with the Platys (acquired in August 2001) and Snap Appliance acquisitions. These assumed options were negotiated as part of the acquisition and represent compensation over and above the amounts that we provide to these acquired employees.

(c) Deferred compensation expense related to assumed stock options associated with the Platys acquisition.These assumed options were negotiated as part of the acquisition and represent compensation over and above the amounts that we provide to these acquired employees.

(d) Amortization of acquisition-related intangible assets, primarily core and existing technologies, patents, trade name and supply agreement intangible assets, related to the acquisitions of Platys, Eurologic (acquired in April 2003), ICP vortex (acquired in June 2003), Elipsan (acquired in February 2004), the IBM i/p Series RAID business (acquired in June 2004) and Snap Appliance.

(e) Amortization of acquisition-related intangible assets, primarily core technology and patent intangible assets, related to the acquisitions of Platys, Eurologic, ICP vortex and Elipsan.

(f) In-process write-off of research and development costs associated with the IBM i/p Series RAID business acquisition of $3.0 million.

(g) Restructuring expense primarily related to adjustments made to previous restructuring plans in the first quarter of fiscal 2006 and to activities under the first and fourth quarters of fiscal 2005 restructuring plans to reduce headcount, consolidate facilities, consolidate engineering resources in connection with the ServerEngines and Vitesse strategic alliances and adjustments to previous restructuring plans.

(h) Loss on repurchase of 3% convertible notes.

(i) Expense related to a license and release agreement to settle claims that some of our products infringed certain patents.

(j) Incremental income taxes associated with certain non-GAAP adjustments.

(k) Dilutive effect of 3/4% convertible notes.

(l) Management incentive program of $1.3 million associated with the Snap Appliance acquisition and deferred compensation expense related to assumed stock options of $0.6 million associated with the Platys and Snap Appliance acquisitions. These assumed options were negotiated as part of the acquisitions and represent compensation over and above the amounts that we provide to these acquired employees.

(m) Impairment of goodwill related to the Channel segment of $52.3 million and $0.9 million and $1.6 million for severance, benefits, loss on the sale of property and equipment and legal fees associated with the strategic alliances entered into with ServerEngines and Vitesse, respectively.

(n) Loss on liquidation of investments related to the repatriation of cash from Singapore to the United States.

(o) Incremental income taxes associated with certain non-GAAP adjustments, recording of a valuation allowance on net deferred tax assets and taxes incurred on the repatriation of cash from Singapore to the United States.

Adaptec, Inc.

Summary Balance Sheet and Cash Flow Data

(unaudited)

Balance Sheet Data

	As of
	June 30, 2005	March 31, 2005	June 30, 2004
	(in thousands)

Cash, cash equivalents and marketable securities	$479,936	$526,556	$616,951
Accounts receivable, net	74,648	70,159	59,844
Inventories	48,346	60,204	55,011
Goodwill and other intangible assets	157,199	170,943	157,921
Other assets	124,966	135,644	165,015
Total assets	$885,095	$963,506	$1,054,742

Current liabilities	155,680	177,644	147,173
Convertible notes and other long-term obligations	255,054	275,539	263,624
Stockholders’ equity	474,361	510,323	643,945
Total liabilities and stockholders’ equity	$885,095	$963,506	$1,054,742

Cash Flow Data

	Three-Month Period Ended
	June 30, 2005	March 31, 2005	June 30, 2004
	(in thousands)

Net income (loss)	$(35,973)	$(159,542)	$10
Adjustments to reconcile net income (loss) to net cash provided by (used for) operations:
Non-cash P&L items:
Non-cash restructuring charge	—	—	109
Goodwill impairment	—	52,272	—
Impairment of long-lived assets	15,520	—	—
Write-off of acquired in-process technology	—	—	3,000
Stock-based compensation	274	718	805
Loss on repurchase of 3% convertible notes	86	—	—
Depreciation and amortization	14,606	15,649	10,342
Deferred income taxes	—	50,779	(25)
Other items	133	553	—
Changes in assets and liabilities	(17,661)	45,264	(6,060)
Net cash provided by (used for) operating activities	$(23,015)	$5,693	$8,181

Other significant cash flow activities:
Payments for business acquisitions, net of cash acquired	—	—	(47,475)
Proceeds from sale of long-lived assets	—	1,300	—
Repurchase of 3% convertible notes	(18,645)	—	—

Adaptec, Inc.

GAAP Condensed Consolidated Statements of Operations and

Reconciliation of GAAP to Non-GAAP Operating Results (*)

(unaudited)

	Three-Month Period Ended
	March 31, 2005
	GAAP	Adjustments		Non-GAAP
	(in thousands, except per share amounts)

Net revenues	$111,240	$—		$111,240
Cost of revenues	76,681	(159	)(l)	76,522
Gross profit	34,559	159		34,718
Operating expenses:
Research and development	26,397	(688	)(l)	25,709
Selling, marketing and administrative	19,120	(1,047	)(l)	18,073
Amortization of acquisition-related intangible assets	5,094	(5,094	)(d)	—
Restructuring charges	921	(921	)(g)	—
Other charges	54,737	(54,737	)(m)	—
Total operating expenses	106,269	(62,487)		43,782
Loss from operations	(71,710)	62,646		(9,064)
Interest and other income	(230)	4,466	(n)	4,236
Interest expense	(1,089)	—		(1,089)
Loss before income taxes	(73,029)	67,112		(5,917)
Provision before (benefit from) income taxes	86,513	(87,884	)(o)	(1,371)
Net loss	$(159,542)	$154,996		$(4,546)

Net loss per common share:
Basic	$(1.43)			$(0.04)
Diluted	$(1.43)			$(0.04)

Shares used in computing net loss per share:
Basic	111,905	—		111,905
Diluted	111,905	—		111,905

Please see the footnotes accompanying the Condensed Consolidated Statement of Operations for the three-month period ended June 30, 2005 and 2004 for an explanation of the footnotes referred to in the table above.